As filed with the Securities and Exchange Commission on May 8, 1998
                                                    Registration No. 333-_______

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                               _______________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                               _______________

                          VITA FOOD PRODUCTS, INC.
              (Name of Registrant as Specified in its Charter)


                NEVADA                                    36-3171548
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)


                            2222 WEST LAKE STREET
                          CHICAGO, ILLINOIS  60612
                               (312) 738-4500

                  (Address of Principal Executive Offices)

                          VITA FOOD PRODUCTS, INC.

                      1996 EMPLOYEE STOCK PURCHASE PLAN

                           1996 STOCK OPTION PLAN

              1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                          (Full Title of the Plans)

                              STEPHEN D. RUBIN
                                  PRESIDENT
                          VITA FOOD PRODUCTS, INC.
                            2222 WEST LAKE STREET
                          CHICAGO, ILLINOIS  60612
                               (312) 738-4500

          (Name, Address and Telephone Number of Agent for Service)

               Please address a copy of all communications to:

                               STEVEN SCHWARTZ
         MUCH SHELIST FREED DENENBERG AMENT BELL & RUBENSTEIN, P.C.
                      200 N. LASALLE STREET, SUITE 2100
                          CHICAGO, ILLINOIS  60601
                         TELEPHONE:  (312) 346-3100
                            FAX:   (312) 621-1750

                       CALCULATION OF REGISTRATION FEE

==========================================================================================
 TITLE OF EACH CLASS      AMOUNT    PROPOSED MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
 OF SECURITIES TO BE      TO BE      OFFERING PRICE       AGGREGATE OFFERING  REGISTRATION
     REGISTERED         REGISTERED    PER SHARE (1)           PRICE (1)           FEE

------------------------------------------------------------------------------------------
Common Stock (par
 value $.01 per
 share) to be issued
 and delivered
 pursuant to the
 1996 Employee Stock
 Purchase Plan.......    150,000         $1.94                $291,000          $85.85
------------------------------------------------------------------------------------------
Common Stock (par
 value $.01 per
 share) to be issued
 upon exercise of
 options granted or
 to be granted under
 the 1996 Stock
 Option Plan.........    325,000         $1.94                $630,500         $186.00
------------------------------------------------------------------------------------------
Common Stock (par
 value $.01 per
 share) to be issued
 upon exercise of
 options granted or
 to be granted under
 the 1996
 Non-Employee
 Director Stock
 Option Plan.........     75,000         $1.94                $145,500          $42.92
------------------------------------------------------------------------------------------
         Total.......    550,000         $1.94              $1,067,000         $314.77
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sale prices as reported by the American Stock Exchange on May 4, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 AND 2. The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

           (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (File No. 1-12599).

           (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997 (File No. 1-12599).

           (c) The description of the common stock set forth in the Company's Registration Statement on Form 8-A (File No. 1-12599) filed with the Commission on May 6, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., Chicago, Illinois, which serves as the Company's general counsel. Jeffrey C. Rubenstein, a principal of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., as of April 1, 1998, is the beneficial holder of 96,239 shares of the Company's Common Stock, the fair market value of which exceeds $50,000 and is also a director of the company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation limit the personal liability of directors to the fullest extent permitted by Nevada law. Nevada law provides that directors or officers of a corporation will not be personally liable for damages for breach of their fiduciary duties as directors or officers, except liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) unlawful payments of dividends. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the Company's Articles of Incorporation provide that the Company shall to the fullest extent permitted by Nevada law, indemnify any and all persons whom it shall have the power to indemnify under Nevada law from and against any and all expenses, liabilities or other matters referred to or covered by Nevada law. This indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company's by-laws, any agreement or vote of shareholders or disinterested directors.

     The Company's By-laws provide that the Company shall indemnify its directors, and officers, employees and other agents for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director, officer, employee or agent of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or any other company or enterprise to which such person provides services at the request of the Company. The Company's By-laws also permit it to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the By-laws would permit indemnification. The Company does not have any separate indemnification agreements with its directors or officers.

     The description of Nevada law is not intended to be complete. The description of the Company's Article of Incorporation and its By-laws is not intended to be complete and is respectively qualified in its entirety by such Articles and By-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The Exhibits filed herewith pursuant to this Item 8 are listed in the
Exhibit Index at page E-1.

ITEM 9.  UNDERTAKINGS

         (A) The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 8, 1998.


                                            VITA FOOD PRODUCTS, INC.


                                            By: /s/ Stephen D. Rubin
                                                ----------------------------
                                                    Stephen D. Rubin
                                                        President
                                                           and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 8, 1998.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Rubin and Jay H. Dembsky and each of them, his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURES                                 TITLE
          ----------                                 -----

//Stephen D. Rubin//                         Director and President
------------------------------           (Principal Executive Officer)
Stephen D. Rubin

//Clark L. Feldman//                 Director, Executive Vice President and
------------------------------                     Secretary
Clark L. Feldman

//Jay H. Dembsky//                  Vice President, Chief Financial Officer
------------------------------                   and Treasurer
Jay H. Dembsky                    (Principal Financial and Accounting Officer)

//Sam Gorenstein//                                  Director
------------------------------
Sam Gorenstein

//Neal Jansen//                                     Director
------------------------------
Neal Jansen


                        [signatures continued next page]

//Michael Horn//                                      Director
------------------------------
Michael Horn

//Steven A. Rothstein//                               Director
------------------------------
Steven A. Rothstein

//Jeffrey C. Rubenstein//                             Director
------------------------------
Jeffrey C. Rubenstein

                                LIST OF EXHIBITS





Exhibit
Number                                          Exhibit Title
------                                          -------------
  4.1     Specimen Common Stock Certificate.

  4.2     1996 Employee Stock Purchase Plan.

  4.3     1996 Stock Option Plan.

  4.4     1996 Stock Option Plan For Non-Employee Directors.

 *5.1     Opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. regarding legality.

*23.1     Consent of BDO Seidman, LLP.

*23.2     Consent of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. (included as part of Exhibit 5.1).

 24.1     Power of Attorney (included on page S-1 of this Registration Statement).

____________________________
* Filed herewith. Exhibits not marked with an asterisk are incorporated herein by reference to exhibits filed as part of the Form SB-2 Registration Statement (File No. 333-5738).






                                     E-1